Exhibit 10.27

SUBLEASE

THIS SUBLEASE, dated August 5, 2003, is entered into by and between TULARIK INC., a Delaware corporation (“Sublandlord”), and RENOVIS, INC., a Delaware corporation (“Subtenant”).

RECITALS

A. Sublandlord leases certain premises (the “Premises”) consisting of approximately 81,235 rentable square feet of space located in that certain building located at Two Corporate Drive, South San Francisco, California (the “Building”). Sublandlord is the tenant under that certain Build-To-Suit Lease dated the 10th day of February, 1998 (the “Master Lease”) with Britannia Biotech Gateway Limited Partnership, a Delaware limited partnership (“Master Landlord”). A copy of the Master Lease is attached hereto as Exhibit A. Except as otherwise expressly provided herein, any capitalized terms herein without definition shall have the same meaning as they have in the Master Lease.

B. Sublandlord desires to sublease to Subtenant, and Subtenant desires to Sublease from Sublandlord, a portion of the Premises, as described below, during the Term, pursuant to the terms and provisions hereof.

NOW, THEREFORE, in consideration of the covenants and conditions contained herein, Sublandlord and Subtenant agree as follows:

AGREEMENT

1. Sublease Premises. Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord a portion of the Premises (the “Sublease Premises”), as follows:

(a) From the Commencement Date through April 30, 2006, the Sublease Premises shall consist of 60,235 rentable square feet on the first and second floors of the Building, as more particularly shown on Exhibit B-1 attached hereto and incorporated herein.

(b) From May 1, 2006 through the Expiration Date, the Sublease Premises shall consist of the 60,235 rentable square feet shown on Exhibit B-1 together with an additional portion of the Premises consisting of 10,000 rentable square feet as shown on Exhibit B-2 attached hereto and incorporated herein.

Sublandlord and Subtenant agree that the rentable square feet of the Sublease Premises is an approximation that has been agreed by the parties hereto and shall not be subject to remeasurement or adjustment.

2. Term.

(a) The term of this Sublease (the “Term”) shall commence on the later of (i) September 1, 2003, (ii) the date Sublandlord has delivered possession of the Sublease Premises

[*]	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

to Subtenant, or (iii) the date Master Landlord consents to this Sublease (the “Commencement Date”) and shall expire, unless sooner terminated or extended pursuant to the further provisions hereof, at 11:59 p.m. on the date that is six (6) years after the Commencement Date, or such earlier date as the Master Lease may be terminated pursuant to the terms thereof. If the Commencement Date does not occur on or before October 1, 2003, then Subtenant shall have the right to terminate this Sublease within ten (10) days thereafter upon ten (10) days’ prior written notice to Sublandlord, and in such event Sublandlord shall immediately return to Subtenant all monies previously paid by Subtenant to Sublandlord pursuant to this Sublease.

(b) Subtenant shall have one option (the “Option”) to extend the term of the Sublease by three (3) years, on the terms and conditions set forth herein. The Option is personal to the Subtenant originally named herein and shall not be exercisable and shall be deemed void if Subtenant is in default under this Sublease at the time of the exercise of the Option, or if Subtenant is in default at the expiration of the Term. The Option must be exercised, if at all, by written notice (the “Option Notice”) to Sublandlord at least nine (9) months prior to the expiration of the Term. In the event Subtenant timely exercises the Option in accordance with the foregoing, the Option shall be deemed to be exercised and the term of this Sublease shall be extended by three (3) years. All of the terms and conditions of this Sublease shall continue to apply during the term of such Option except that Base Rent shall be adjusted to the lesser of (i) the “Fair Market Rent” (as defined below) or (ii) [*] per rentable square foot.

For purposes hereof, “Fair Market Rent” shall mean the annual amount per rentable square foot, projected during the relevant period, that a willing non-equity tenant (excluding sublease and assignment transactions) would pay, and a willing landlord of a comparable laboratory and office building in the South San Francisco area would accept, at arm’s length (what sublandlord is accepting in current transactions for the Premises may be considered), for space of comparable size, quality and floor height as the leased area at issue taking into account the age, quality and layout of the existing improvements in the Sublease Premises and taking into account items that professional real estate brokers customarily consider, including, but not limited to, rental rates, office space availability, tenant size, tenant improvement allowances, operating expenses and allowance, parking charges, free rent, free parking and any other lease concessions, if any, then being charged or granted by Sublandlord or the lessors of such similar office buildings. Sublandlord shall determine the Fair Market Rent by using its good faith judgment and shall deliver a notice to Subtenant informing Subtenant of such determination no more than thirty (30) days after Sublandlord’s receipt of Subtenant’s Option Notice. Within thirty (30) days of receipt of Sublandlord’s determination, Subtenant shall notify Sublandlord in writing (a) whether Subtenant accepts or objects to Sublandlord’s determination and (b) if Subtenant so objects, whether Subtenant elects (i) to rescind its Option Notice or (ii) to preserve its Option Notice, in which case the Fair Market Rent shall be determined in accordance with the following procedure: Sublandlord and Subtenant shall each appoint one arbitrator who shall by profession be a real estate broker or appraiser who shall have been active over the five (5) year period ending on the date of such appointment in the leasing (or appraisal, as the case may be) of commercial office and laboratory buildings in the area in which the Building is located. The determination of the arbitrators shall be limited solely to the issue of whether Sublandlord’s or Subtenant’s submitted Fair Market Rent is the closest to the actual Fair Market Rent, as determined by the arbitrators, (i.e., the arbitrators may only select Sublandlord’s or Subtenant’s determination and shall not be entitled to make a compromise determination). Each such

2.

arbitrator shall be appointed within fifteen (15) business days after Subtenant’s notice. The two (2) arbitrators so appointed shall within five (5) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) arbitrators. The three (3) arbitrators shall within five (5) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Sublandlord’s or Subtenant’s submitted Fair Market Rent and shall notify Sublandlord and Subtenant thereof. The decision of the majority of the three (3) arbitrators shall be binding upon Sublandlord and Subtenant. If either Sublandlord or Subtenant fails to appoint an arbitrator within fifteen (15) business days after the Subtenant’s notice, the arbitrator appointed by one of them shall reach a decision, notify Sublandlord and Subtenant thereof, and such arbitrator’s decision shall be binding upon Sublandlord and Subtenant. If the two (2) arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the Fair Market Rent to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instruction set forth in this Section 2(b). The cost of arbitration shall be paid by Sublandlord and Subtenant equally.

(c) Upon mutual execution of this Sublease, Subtenant shall have the right to enter the Sublease Premises and the Data Room for installation of furniture, fixtures and equipment and otherwise to prepare the Sublease Premises for Subtenant’s occupancy. During such period of early occupancy, Subtenant shall comply with all of the terms of this Sublease, including, without limitation, Section 11 hereof, other than the payment of Rent pursuant to Section 3(a). Prior to Subtenant’s entry into the Sublease Premises or any other portion of the Premises, Subtenant shall provide Sublandlord with evidence that Subtenant has obtained the insurance required by Section 11 hereof.

3. Rent.

(a) Commencing on the Commencement Date and continuing throughout the term of this Sublease, Subtenant shall pay monthly rent consisting of Base Rent and Additional Rent (as defined below) (collectively, “Rent”) to Sublandlord in the following amounts:

(i) Base Rent. Subtenant shall pay to Sublandlord monthly base rent (“Base Rent”) on the rentable square feet set forth below (notwithstanding the number of rentable square feet in the Sublease Premises set forth in Section 1(a) above):

Period	Rentable Square Feet (RSF)	Amount per RSF

9/01/03-12/31/03	25,000	[*]

1/01/04-8/31/04	35,000	[*]

9/01/04-6/30/05	45,000	[*]

7/01/05-4/30/06	55,000	[*]

5/01/06-10/31/06	70,235	[*]

11/01/06-10/31/07	70,235	[*]

11/01/07-10/31/08	70,235	[*]

11/01/08-8/31/09	70,235	[*]

3.

(ii) Additional Rent. In addition to Base Rent, Subtenant shall also pay to Sublandlord, all Subtenant’s Proportionate Share (as defined below) of Operating Expenses (as that term is defined in Section 9.2 of the Master Lease) and all other costs payable by Sublandlord under the Master Lease (“Additional Rent”). Additional Rent shall also include all amounts paid directly by Sublandlord to parties other than Sublandlord to the extent related to the Sublease Premises (e.g. real property taxes assessed against the tenant improvements in the Sublease Premises, landscape maintenance, and parking lot maintenance). . For purposes hereof, “Subtenant’s Proportionate Share” means, during any period during the Term, the number of rentable square feet for which Subtenant is paying Base Rent pursuant to Section 3(a)(i) above, divided by the number of rentable square feet in the Building (81,235). Prior to the Commencement Date, and then on or before December 1 of each year, Sublandlord shall give Tenant a yearly expense estimate statement which shall set forth Sublandlord’s reasonable estimate of the total amount of Additional Rent for the remainder of calendar year 2003 or the succeeding calendar year, as applicable. Subtenant shall pay Additional Rent in equal monthly installments based upon such estimate; provided, that the estimate statement may be revised and reissued by Sublandlord from time to time. Within 120 days after the end of each calendar year, Sublandlord shall give to Tenant a statement, which shall indicate the Additional Rent incurred or accrued for such preceding calendar year, and which shall indicate the amount, if any, of any amounts due from Subtenant in excess of the amounts previously paid, or the amount of any refund due. Upon receipt of the statement for each expense year ending during the Term, Tenant shall pay, with its next installment of Base Rent due, but in no event later than thirty (30) days after receipt of such statement the full amount of any excess for such expense year. If a refund is due, Sublandlord shall provide such refund at the time it provides the statement. The failure of Sublandlord to timely furnish the statement for any expense year shall not prejudice Sublandlord from enforcing its rights under this Section 3. Even though the Term has expired and Tenant has vacated the Sublease Premises, when the final determination is made of the Additional Rent due from Subtenant for the Term, Tenant shall immediately pay to Sublandlord any amounts due. Upon request, Sublandlord shall furnish to Subtenant copies of any invoices for items constituting Additional Rent hereunder.

(iii) Direct Costs. Subtenant shall pay directly to the provider thereof all costs and expenses for, utilities, janitorial services, HVAC maintenance and security for the Sublease Premises, and shall pay its own personal property taxes.

(b) Notwithstanding the foregoing, (1) Subtenant shall be liable for any amounts payable by Sublandlord to Master Landlord which are (A) due to Subtenant’s breach of any provision of the Master Lease, (B) due to Subtenant’s negligence or willful misconduct, or (C) for the sole benefit of Subtenant, and any such amounts shall not be prorated between Sublandlord and Subtenant and shall be the sole responsibility of Subtenant and (2) Sublandlord shall be liable for any amounts payable to Master Landlord that are (A) due to Sublandlord’s breach of any provision of the Master Lease, (B) due to Sublandlord’s negligence or willful

4.

misconduct, or (C) for the sole benefit of Sublandlord, and any such amounts shall not be prorated between Sublandlord and Subtenant and shall be the sole responsibility of Sublandlord.

(c) Anything in this Sublease to the contrary notwithstanding, Subtenant shall be liable for, and shall pay and deliver evidence of payment prior to delinquency, all taxes levied against any personal property, fixtures, machinery, equipment, apparatus, systems and appurtenances or improvements placed by or on behalf of Subtenant in, about, upon or in connection with the Sublease Premises during the Term.

4. Security Deposit. Upon execution of this Sublease, Subtenant shall deposit with Sublandlord the sum of $175,587.50 as a security deposit (“Security Deposit”). Subtenant hereby grants to Sublandlord a security interest in the Security Deposit, including but not limited to replenishments thereof. If Subtenant fails to pay Rent or other charges when due under this Sublease, or fails to perform any of its other obligations hereunder, Sublandlord may use or apply all or any portion of the Security Deposit for the payment of any Rent or other amount then due hereunder and unpaid, for the payment of any other sum for which Sublandlord may become obligated by reason of Subtenant’s default or breach, or for any loss or damage sustained by Sublandlord as a result of Subtenant’s default or breach. If Sublandlord so uses any portion of the Security Deposit, Subtenant shall restore the Security Deposit to the full amount originally deposited within ten (10) days after Sublandlord’s written demand. Sublandlord shall not be required to keep the Security Deposit separate from its general accounts, and shall have no obligation or liability for payment of interest on the Security Deposit. The Security Deposit, or so much thereof as had not theretofore been applied by Sublandlord, shall be returned to Subtenant within thirty (30) days of the expiration or earlier termination of this Sublease, provided Subtenant has vacated the Sublease Premises. Notwithstanding the foregoing, Subtenant may deliver to Sublandlord a clean, unconditional, irrevocable, transferable letter of credit in lieu of cash for the Security Deposit (the “Letter of Credit”) in form and issued by a financial institution (“Issuer”) satisfactory to Sublandlord in its sole discretion. The Letter of Credit shall permit partial draws, and provide that draws thereunder will be honored upon presentation by Sublandlord. The Letter of Credit shall have an expiration period of one (1) year but shall automatically renew by its terms unless affirmatively cancelled by either Issuer or Subtenant, in which case Issuer must provide Sublandlord 30 days’ prior written notice of such expiration or cancellation. The Letter of Credit shall remain in effect until sixty (60) days after the Lease Expiration Date. Any amount drawn under the Letter of Credit and not utilized by Sublandlord for the purposes permitted by this Lease shall be held in accordance with this Section 4. If the Subtenant fails to renew or replace the Letter of Credit as required under this Lease at least thirty (30) days before its stated expiration date, Sublandlord may draw upon the entire amount of the Letter of Credit. No fees applicable to the Letter of Credit shall be charged to Sublandlord.

5.

5. Condition of the Sublease Premises.

(a) Except as set forth in Section 5(c) below, Subtenant agrees that (i) Sublandlord has made no representations or warranties of any kind or nature whatsoever respecting the Sublease Premises or the built-in equipment or personal property located in or serving the Sublease Premises, their condition or suitability for Subtenant’s use; and (ii) Subtenant agrees to accept the Sublease Premises and the built-in equipment and personal property located in or serving the Sublease Premises “as is, where is,” with all faults, without any obligation on the part of Sublandlord to modify, improve or otherwise prepare the Sublease Premises for Subtenant’s occupancy. Subtenant agrees to maintain (at its sole cost and expense) all built-in equipment and personal property located in or serving the Sublease Premises in the same condition and repair as when received, subject to normal wear and tear.

(b) Sublandlord has not made an independent investigation of the Premises or determination with respect to the physical and environmental condition of the Premises including without limitation compliance with The Americans With Disabilities Act, the existence of any underground tanks, pumps, piping, toxic or hazardous substances on the Premises. Subtenant shall rely solely on its own investigations and/or that of a licensed professional specializing in the areas referenced in this Section 5(b).

(c) Sublandlord hereby warrants that as of the Commencement Date all mechanical, plumbing and electrical systems within the portion of the Sublease Premises shown on Exhibit B-1 shall be in good working order and condition. Subtenant shall notify Sublandlord of any non-compliance with the foregoing warranty within 30 days of the Commencement Date and Sublandlord shall promptly repair or correct the defect. Sublandlord’s warranty and obligation to repair in accordance with the foregoing shall expire unless Subtenant notifies Sublandlord of a breach of the warranty within 30 days of the Commencement Date. Sublandlord hereby warrants that as of May 1, 2006 (or, if later, the date of actual delivery of the portion of the Sublease Premises shown on Exhibit B-2) (the “Delivery Date”), all mechanical, plumbing and electrical systems within the portion of the Sublease Premises shown on Exhibit B-2 shall be in good working order and condition. Subtenant shall notify Sublandlord of any non-compliance with the foregoing warranty within 30 days of the Delivery Date and Sublandlord shall promptly repair or correct the defect. Sublandlord’s warranty and obligation to repair in accordance with the foregoing shall expire unless Subtenant notifies Sublandlord of a breach of the warranty within 30 days of the Delivery Date.

(d) Subtenant’s alterations and modifications of the Sublease Premises shall be governed by Article 11 of the Master Lease (as incorporated by Section 8 of this Sublease); provided, however, that Subtenant shall not be obligated to remove any lab benches, fume hoods, cold rooms or other built-in equipment present in the Premises on the Commencement Date, or any Furniture (as defined below), at the end of the Term. In addition, Subtenant agrees that if any of Subtenant’s alterations or modifications require a building permit, Subtenant shall engage only licensed contractors to perform such alterations or modifications. Sublandlord shall reimburse Subtenant for the actual cost incurred by Subtenant to remove Sublandlord’ sign from the Building, provided such removal is done at the same time as installation of Subtenant’s sign on the Building.

6.

6. Use. Subtenant may use the Sublease Premises as administrative offices, for research and development purposes and/or as laboratory to the extent permitted under the Master Lease and for no other purpose without the approval of the Master Landlord and Sublandlord. Subtenant will not enter, nor allow any agent, independent contractor or other person access from the Sublease Premises to any other portion of, the Premises without an escort by an employee of Sublandlord. Sublandlord shall have the right to inspect the Sublease Premises at any time after giving Subtenant twenty-four (24) hours notice; provided, however, that Sublandlord shall have the unrestricted right to access the Sublease Premises at any time, without notice, in the event of an emergency. If Sublandlord exercises its right of entry under emergency circumstances without prior notice to Subtenant, Sublandlord shall nevertheless notify Subtenant by telephone concurrently with such entry, or if concurrent telephonic notice is not reasonably possible, as soon thereafter as is reasonably possible, provided that Subtenant has informed Sublandlord of the person(s) who should be notified of such entry and their telephone numbers. Sublandlord agrees to maintain the confidentiality of any confidential, privileged or proprietary information regarding Subtenant that Sublandlord may obtain through its access to the Sublease Premises. Subtenant acknowledges and agrees that the operation and use of the Sublease Premises may require that Subtenant apply for and receive licenses and/or permits from various federal, state and local governments, and Subtenant covenants and agrees to apply for and receive such licenses and/or permits as are required. Subtenant shall provide to Sublandlord copies of any such licenses and/or permits to the extent applicable to the Sublease Premises. In the event of any disagreement concerning the interpretation of such licenses, permits, policies and/or procedures, the determination of the employee of Sublandlord charged with ensuring compliance with such licenses, permits, policies and/or procedures shall be controlling.

7. Master Lease. This Sublease shall be subject and subordinate to all of the terms and provisions of the Master Lease. Except for payments of Rent (which payments shall be made by Sublandlord) and except for those provisions of the Master Lease excluded by Section 8 below, Subtenant hereby assumes and agrees to perform, during the Term, all of Sublandlord’s obligations under the Master Lease to the extent such obligations are applicable to the Sublease Premises and accrue after the date hereof pursuant to this Sublease.

8. Incorporation of Master Lease.

Except as otherwise provided herein, all of the terms and provisions of the Master Lease are incorporated into and made a part of this Sublease and the rights and obligations of the parties under the Master Lease are hereby imposed upon the parties hereto with respect to the Sublease Premises, the Sublandlord being substituted for the “Landlord” in the Master Lease, the Subtenant being substituted for the “Tenant” in the Master Lease, and this Sublease being substituted for the “Lease” and the “Sublease Premises” being substituted for the “Property” in the Master Lease (except in Section 13.6(b)(viii), Section 13.6(c) and Section 14.6, where the “Property” shall mean the Property); provided, however, that the term “Landlord” in Sections 1.2 and 12.1(a) shall mean Master Landlord, not Sublandlord. The parties specifically agree that any provisions relating to any construction obligations of “Landlord” under the Master Lease with respect to construction that occurred or was to have occurred prior to the Commencement Date hereof, are hereby deleted. Sublandlord shall not be liable to Subtenant for any failure by Master Landlord to perform its obligations under the Master Lease, nor shall such failure by Master Landlord excuse performance by Subtenant of its obligations hereunder; provided, however, that

7.

Sublandlord shall use its commercially reasonable efforts to cause Master Landlord to perform its obligations under the Master Lease. Anything in the Master Lease to the contrary notwithstanding, no personal liability shall at any time be asserted or enforceable against Sublandlord’s stockholders, directors, officers or partners on account of Sublandlord’s obligations or actions under this Sublease. The following Sections of the Master Lease are not incorporated herein: Section 1.1(a), Section 2.1, Section 2.2, Section 2.3, Section 2.4, Section 2.6, Section 3.1, Article 4, Article 5, Article 6, Article 7, Section 9.1, Section 9.3(a), Section 12.2(c), Section 13.6(d), Section 16.2, Article 17, Section 19.2, Section 20.1, Section 21.15, Section 21.16, Section 21.20 and Exhibits A-E.

Notwithstanding the foregoing, for purposes of the incorporation set forth in this Section 8, Section 13.6(b)(vi) of the Master Lease is amended to delete “Nuclear Regulatory Commission” and insert “California Department of Health Services (“DHS”).”

9. Sublandlord’s Obligations.

(a) Provided that Subtenant is not in default under the terms of this Sublease, Sublandlord agrees (i) to make timely payments of the Rent due under the Master Lease and to perform all of its other obligations under the Master Lease (except to the extent assumed by Subtenant hereunder), (ii) subject to Sublandlord’s right to exercise a discretionary right to terminate the Master Lease as set forth in the second sentence of Section 15 hereof, to maintain the Master Lease in full force and effect and (iii) not to amend the Master Lease in any way which could have a material adverse impact on Subtenant.

(b) To the extent that the provision of any services or the performance of any maintenance or any other act (collectively “Master Landlord Obligations”) is the responsibility of Master Landlord, Sublandlord, upon Subtenant’s request, shall make reasonable efforts to cause Master Landlord under the Master Lease to perform such Master Landlord Obligations; provided, however, that in no event shall Sublandlord be liable to Subtenant for any liability, loss or damage whatsoever in the event that Master Landlord should fail to perform the same, nor shall Subtenant be entitled to withhold the payment of Rent or terminate this Sublease, unless such failure is the result of an event of default on the part of Sublandlord under this Sublease, the Master Lease, or both. It is expressly understood that Sublandlord does not assume Master Landlord Obligations and that the services and repairs that are incorporated herein by reference, including but not limited to the furnishing of elevators or other services or maintenance, restoration (following casualty or destruction), or repairs to the Building, Premises and/or Sublease Premises which are Master Landlord Obligations will in fact be furnished by Master Landlord and not Sublandlord, except to the extent otherwise provided herein.

(c) Sublandlord shall, at its sole cost and expense, maintain in good condition and repair all portions of the Building and the Common Areas which Sublandlord, as tenant under the Master Lease, is obligated to maintain and repair pursuant to Section 12.2(a) of the Master Lease, except for the interior portions of the Sublease Premises, which, subject to the terms hereof, shall be maintained by Subtenant.

8.

(d) Except as provided in this Sublease, Sublandlord shall have no other obligations to Subtenant with respect to the Sublease Premises or the performance of the Master Landlord Obligations.

10. Furniture. During the term of this Sublease, Subtenant shall have the right to use the existing cubicles and furniture in the Sublease Premises (the “Furniture”). Subtenant shall accept such Furniture in its “as-is” condition without any representation or warranty by Sublandlord. Subtenant’s insurance as required under this Sublease shall include an all risk property insurance policy for the Furniture for its full replacement value, and Subtenant shall maintain the Furniture in good condition during the term hereof. At the expiration or earlier termination of this Sublease, Subtenant shall return the Furniture to Sublandlord in the same condition received, ordinary wear and tear excepted.

11. Insurance.

(a) Subtenant shall be responsible for compliance with the insurance provisions applicable to the Tenant under the Master Lease. Such insurance shall insure the performance by Subtenant of its indemnification obligations hereunder and shall name Master Landlord and Sublandlord as additional insureds. All insurance required under this Sublease shall contain an endorsement requiring thirty (30) days written notice from the insurance company to Subtenant and Sublandlord before cancellation or change in the coverage, insureds or amount of any policy. Subtenant shall provide Sublandlord with certificates of insurance evidencing such coverage prior to the commencement of this Sublease.

(b) The waiver of subrogation provision contained in Section 14.4 of the Master Lease shall be deemed to be a three party agreement binding among and inuring to the benefit of Sublandlord, Subtenant and Master Landlord (by reason of its consent hereto).

12. Default. In addition to the defaults contained in the Master Lease which have been incorporated by reference in Section 8(a) of this Sublease, failure of Subtenant to make any payment of Rent within five (5) days following receipt by Subtenant of written notice that such payment is delinquent shall constitute an event of default hereunder. If Subtenant’s default causes Sublandlord to default under the Master Lease, Subtenant shall defend, indemnify and hold Sublandlord harmless from all damages, costs (including reasonable attorneys’ fees), liability, expenses or claims relating to such default.

13. Assignment and Subletting. Subtenant may not assign, sublet, transfer, pledge, hypothecate or otherwise encumber the Sublease Premises, in whole or in part, or permit the use or occupancy of the Sublease Premises by anyone other than Subtenant, unless Subtenant has obtained Sublandlord’s consent thereto (which shall not be unreasonably withheld) and the consent of Master Landlord; provided, however, that Subtenant shall have the right to engage in a Permitted Transfer (as defined in Section 15.1 of the Master Lease) without such consent (but with prior or concurrent notice by Subtenant to Sublandlord. Regardless of Sublandlord’s consent, no subletting or assignment shall release Subtenant of its obligations hereunder. Any rent or other consideration payable to Subtenant pursuant to any sublease or assignment permitted by this paragraph which is in excess of the Rent payable to Sublandlord pursuant hereto (after deduction of actual, reasonable leasing commissions and attorneys’ fees incurred in

9.

connection with the sublease or assignment) shall be paid 75% to Sublandlord and 25% to Subtenant.

14. Parking. Subtenant shall have Subtenant’s Proportionate Share of parking rights as Sublandlord may have in connection with the Sublease Premises pursuant to the Master Lease.

15. Early Termination of Master Lease. If, without the fault of Sublandlord or Subtenant, the Master Lease should terminate prior to the expiration of this Sublease, neither party shall have any liability to the other party. To the extent that the Master Lease grants Sublandlord any discretionary right to terminate the Master Lease, whether due to casualty, condemnation or otherwise, Sublandlord shall be entitled to exercise or not exercise such right in its complete and absolute discretion; provided, however, that Sublandlord shall use reasonable efforts to give to Subtenant as much prior notice of its intent to terminate as practicable.

16. Consent of Master Landlord. If Subtenant desires to take any action that requires the consent of Master Landlord pursuant to the terms of the Master Lease, including, without limitation, making any modification, alteration or improvement of the Sublease Premises or entering into a further sublease or assignment of this Sublease, and in any event if Subtenant desires to make any alternation to the Sublease Premises, then, notwithstanding anything to the contrary herein, (a) Sublandlord shall have the same rights of approval or disapproval as Master Landlord has under the Master Lease, (b) Subtenant shall not take any such action until it obtains the consent of both Sublandlord and Master Landlord and (c) Subtenant shall request that Sublandlord obtain Master Landlord’s consent on Subtenant’s behalf, unless Sublandlord agrees that Subtenant may contact Master Landlord directly with respect to the specific action for which Master Landlord’s consent is required. If Subtenant requests that Sublandlord obtain Master Landlord’s consent on any matter, Sublandlord shall use its commercially reasonable efforts to obtain such consent from Master Landlord, unless Sublandlord agrees that Subtenant may contact Master Landlord directly with respect to the specific action for which Master Landlord’s consent is required.

17. Surrender of Sublease Premises. In lieu of any obligation or liability set forth in the Master Lease, upon the termination of this Sublease, Subtenant shall surrender the Sublease Premises and all Furniture and built-in equipment to Sublandlord broom-clean and in as good a condition as on the Commencement Date, ordinary wear and tear excepted. In addition, Subtenant shall remove any alterations, additions and improvements made by or at the request of Subtenant (whether or not made with Sublandlord’s consent), prior to the termination of this Sublease and restore the Sublease Premises to its prior condition, ordinary wear and tear excepted, repairing all damage caused by or related to any such removal, all at Subtenant’s expense; provided, however, that Subtenant shall not be obligated to remove any such alteration, addition or improvement which Sublandlord or Master Landlord did not elect to require Subtenant to remove pursuant to Section 11.2 of the Master Lease (as incorporated by reference herein).

18. No Third Party Rights. The benefit of the provisions of this Sublease is expressly limited to Sublandlord and Subtenant and their respective permitted successors and assigns. Under no circumstances will any third party be construed to have any rights as a third party beneficiary with respect to any of said provisions.

10.

19. Time of Essence. It is expressly understood and agreed that time is of the essence with respect to each and every provision of this Sublease.

20. Attorneys’ Fees. If any action or proceeding at law or in equity shall be brought to enforce or interpret any of the provisions of this Sublease, the prevailing party shall be entitled to recover from the other party its reasonable attorneys’ fees and costs incurred in connection with the prosecution or defense of such action or proceeding.

21. Approval of Master Landlord. This Sublease shall be conditioned upon, and shall not take effect until, receipt of the written consent of Master Landlord thereto. Upon receipt of such consent, this Sublease shall be effective as of the Commencement Date. Sublandlord and Subtenant acknowledge and agree that in granting such consent, notwithstanding any other provisions contained in or implied in this Sublease, Master Landlord shall not be deemed or construed (a) to have released Sublandlord from any responsibility for the full and timely performance of all obligations of Sublandlord as Tenant under the Master Lease as it pertains to the Sublease Premises, nor (b) to have authorized Sublandlord to act on Master Landlord’s behalf in exercising or waiving any rights, remedies or privileges of Master Landlord as Landlord under the Master Lease as it pertains to the Sublease Premises, nor (c) to have assumed, incurred or undertaken any obligations or liabilities running directly to Subtenant with respect to the Sublease Premises, it being the explicit intention and understanding of the parties that, notwithstanding the incorporation by reference of a portion of the Master Lease into this Sublease, Master Landlord and Sublandlord shall look solely to one another for the performance of their respective obligations with respect to the Premises as Landlord and Tenant under the Master Lease, and that Sublandlord and Subtenant shall look solely to one another for the performance of their respective obligations with respect to the Sublease Premises under this Sublease.

22. Notices. The addresses specified in the Master Lease for receipt of notices to each of the parties are deleted and replaced with the following:

To Sublandlord at:	Tularik Inc. 1120 Veterans Blvd. South San Francisco, CA 94080 Attn: Luis Bayol

To Subtenant at:	Renovis, Inc. Two Corporate Drive South San Francisco, CA 94080 Attn: John Doyle

23. Brokers. Each party hereto represents and warrants that it has dealt with no broker in connection with this Sublease and the transactions contemplated herein other than Randy Scott of Cornish & Carey. Sublandlord shall be responsible for payment of any commissions due to Randy Scott as a result of this Sublease. Each party shall indemnify, protect, defend and hold the other party harmless from all costs and expenses (including reasonable attorneys’ fees) arising from or relating to a breach of the foregoing representation and warranty.

11.

24. No Existing Defaults. Sublandlord represents and warrants to Subtenant that as of the date hereof the Master Lease is in full force and effect, that Sublandlord has neither given nor received a notice of default under the Master Lease, and that Sublandlord is not aware of any event which with the giving of notice or the passage of time could give rise to a default under the Master Lease.

25. Quiet Enjoyment. Sublandlord covenants that Subtenant shall peacefully have, hold and enjoy the Sublease Premises, subject to the terms and conditions of this Sublease and subject to the Master Lease, provided that Subtenant pays all rent and performs all of Subtenant’s covenants and agreements contained herein.

26. Damage and Destruction.

(a) Termination of Master Lease. If the Sublease Premises is damaged or destroyed and the Master Landlord or Sublandlord exercises any option either may have to terminate the Master Lease, if any, this Sublease shall terminate as of the date of the casualty. In the event that after a damage or destruction of the Sublease Premises, where the time estimated to restore the Sublease Premises exceeds 180 days, Subtenant shall have the right to terminate this Sublease on written notice to Sublandlord given within thirty (30) days after determination of the amount of time to restore the Sublease Premises, which termination shall be effective as of the date of the casualty.

(b) Continuation of Sublease. If the Master Lease or this Sublease is not terminated following any damage or destruction as provided in subsection (a) above, this Sublease shall remain in full force and effect, and Rent shall be abated proportionately to the extent rent payable under the Master Lease is abated.

27. Eminent Domain. If all or any part of the Sublease Premises is condemned by eminent domain, inversely condemned or sold in lieu of condemnation, for any public or a quasi-public use or purpose, this Sublease may be terminated as of the date of title vesting in such proceeding by either party, and Rent shall be adjusted to the date of termination.

28. Right of First Refusal.

Provided Tenant is not then in default under this Sublease, prior to executing a lease proposal with a third party for any occupancy of that portion of the Building outlined on Exhibit C (the “ROFR Space”) which would be in effect or commence on or after January 1, 2006, Sublandlord shall deliver a written notice (the “ROFR Notice”) to Subtenant setting forth the terms upon which Sublandlord is willing to sublease the ROFR Space to such third party. Subtenant shall notify Sublandlord in writing with five (5) business days after receipt of the ROFR Notice of Subtenant’s election to sublease the particular ROFR Space on the terms set forth in the ROFR Notice (“Subtenant’s Election Notice”). Failure of Subtenant to deliver such notice within the required time period shall be deemed an election by Subtenant to not sublease the ROFR Space and Subtenant shall have no further rights to sublease the ROFR Space that was the subject of the ROFR Notice thereafter, provided Sublandlord enters into a sublease with a third party on substantially the same terms as set forth in the ROFR Notice. In the event Sublandlord does not lease the ROFR Space pursuant to the ROFR Notice and desires to

12.

sublease such ROFR Space to a third party on terms that are not substantially the same as those set forth in the ROFR Notice, Sublandlord shall repeat the procedure set forth above for offering the terms to Subtenant. In the event Subtenant delivers Subtenant’s Election Notice within the time period required herein, Sublandlord and Subtenant shall enter into a sublease for the ROFR Space within ten (10) business days after Sublandlord’s receipt of Subtenant’s Election Notice, which sublease shall be substantially identical to the this Lease; provided, however, that the economic terms (including, without limitation, the term, the amount of rent and the tenant improvement allowance, if any) shall be the terms set forth in the ROFR Notice. Anything herein to the contrary notwithstanding, if Subtenant is in default under any of the terms, covenants or conditions of this Sublease, either at the time Subtenant sends Subtenant’s Election Notice or on the commencement date of the new sublease, Sublandlord shall have, in addition to all of Sublandlord’s other rights and remedies provided in this Sublease, the right to terminate the right of first refusal contained herein upon notice to Subtenant.

29. Multi-Tenant Building. Sublandlord and Subtenant acknowledge that the Building may require some modification to accommodate more than one tenant. In the event Sublandlord subleases the portion of the Premises outlined on Exhibit B-2 prior to inclusion in the Sublease Premises (which Sublandlord may do in its sole and absolute discretion), Sublandlord shall be responsible, at its sole cost and expense, for (a) all modifications to the Building which are reasonably necessary to separate the various subleased premises in the Building, provided such modifications can be made at a reasonable cost and are permitted by applicable law (including, without limitation, the California Building Code) and (b) if requested by Subtenant, the removal of all such modifications, prior to Subtenant’s occupancy of such portion of the Premises pursuant to Section 1(b) of this Sublease. Notwithstanding the foregoing, Sublandlord shall not be responsible for any locks or other security measures to prevent third party access to the Sublease Premises (which shall be the sole responsibility of Subtenant).

30. Access to Data Room. In connection with Subtenant’s use of the Sublease Premises, Subtenant shall at all times have access to the data/communications room (the “Datacom Room”) located in that certain building located at One Corporate Drive, South San Francisco, California (“Building 1”) for purposes of repairing, maintaining and connecting data and communications lines and equipment for the Sublease Premises and for access to the security system panel to add and delete authorized users of the Sublease Premises and related purposes. Sublandlord shall have the right to institute reasonable rules and regulations applicable to such access for safety and security purposes and Subtenant agrees to comply therewith provided such rules and regulations do not interfere with Subtenant’s access to the Datacom Room on a 24 hours per day, 7 days per week basis. In addition, Subtenant shall have the right to install, at its sole cost and expense, security devices in or to the Datacom Room provided that Sublandlord shall have approved the same in its reasonable discretion.

31. Hazardous Materials. For purposes of the indemnity set forth in Section 13.6(c) of the Master Lease as incorporated by Section 8 of this Sublease, Sublandlord shall provide Subtenant with environmental reports prior to the Commencement Date which shall establish the presence or absence of any hazardous substances and wastes or radiation or radioactive materials on or about the Sublease Premises and Property as of the Commencement Date, provided that the reports regarding hazardous substances and wastes are reasonably acceptable to Subtenant. In

13.

the event the DHS does not accept Sublandlord’s report regarding radiation or radioactive materials in the Sublease Premises for purposes of closing Sublandlord’s license therefor, the presence or absence of radiation or radioactive materials in the Sublease Premises as of the Commencement Date shall be determined by that report actually accepted by the DHS; provided, however, if Subtenant causes the presence of radiation or radioactive materials in the Sublease Premises after the Commencement Date or any earlier occupancy, then notwithstanding anything to the contrary contained in this Sublease, Sublandlord shall have no responsibility or indemnity obligation for such radiation or radioactive materials caused by Subtenant.

[THIS SPACE INTENTIONALLY LEFT BLANK]

14.

EXECUTED as of the date first written above.

SUBLANDLORD TULARIK INC. a Delaware corporation

By:
Title:

SUBTENANT RENOVIS, INC. a Delaware corporation

By:
Title:

By:
Title:

[SIGNATURE PAGE TO SUBLEASE]

CONSENT OF MASTER LANDLORD

BRITANNIA BIOTECH GATEWAY, L.P., “Master Landlord” under the Master Lease identified in that certain Sublease dated, for reference purposes, July         , 2003 to which this Consent is attached, hereby consents to said Sublease. This Consent shall not be deemed to relieve Sublandlord, as Tenant under the Master Lease, from any obligation or liability thereunder, nor shall this Consent be deemed Master Landlord’s consent to any further subletting or assignment.

By its consent hereto, Master Landlord agrees to the waiver of subrogation provision described in Section 11(b) of the attached Sublease and to use reasonable efforts to obtain an endorsement from its insurers providing for said subrogation waiver from such insurers in favor of Subtenant.

MASTER LANDLORD: BRITANNIA BIOTECH GATEWAY, L.P. a Delaware limited partnership

By: Britannia Gateway, LLC, a California limited liability company

Its: Managing Partner

Date:	By
Name:
Title:

EXHIBIT A

[MASTER LEASE]

EXHIBIT B-1

OUTLINE OF INITIAL SUBLEASE PREMISES

EXHIBIT B-2

OUTLINE OF ADDITIONAL SUBLEASE PREMISES

EXHIBIT C

RIGHT OF FIRST REFUSAL SPACE